EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2019, relating to the consolidated financial statements of Mayville Engineering Company, Inc. and Subsidiaries for the years ended December 31, 2018 and 2017, appearing in Amendment No. 2 to Registration Statement No. 333-230840 on Form S-1 dated May 3, 2019.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

November 1, 2019